EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the use in this Amendment No. 5 of Registration Statement No. 333-126143 on Form SB-2 of Astrata Group Incorporated of our report dated September 27, 2004 (except the fourth paragraph of such report and Note 16, as to which the date is September 12, 2005) appearing in the Prospectus which is part of this Registration Statement.

         We also consent to the reference to us under the headings "Selected Financial Information" and "Experts" in the Prospectus.

/s/ BKR LOGISTA INCORPORATED


February 6, 2006
Stellenbosch, South Africa